AMENDMENT TO AGREEMENT

         This Amendment to the Agreement, effective the last date executed below, between Durland & Company ("Durland & Co."); Stephen H. Durland ("Durland"); and EuroSoft Corporation ("EuroSoft).

                                   BACKGROUND

         WHEREAS, Durland & Co; Durland and Eurosoft entered into an agreement dated June 12, 2001 whereby the parties resolved and settled all issues regarding the outstanding bill between Eurosoft Corporation and Durland & Co. (hereinafter referred to as the "Agreement").

         WHEREAS, Durland & Co, Durland and Eurosoft desire to amend the terms of the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and other valuable consideration, the receipt of which is acknowledged, the parties to this Agreement agree as follows:

     1. Durland & Co. will provide William Luckman with copies of all correspondence with the SEC regarding Eurosoft Corp.'s 8K12G3.

     2. Eurosoft and William Luckman take no position with regard to the effectiveness of the S-8 registration statement filed by Eurosoft Corp. with the SEC.

     3. Both parties agree to cooperate in filing any documents necessary with the SEC with regard to any of the terms of this Agreement.

     4. Paragraph 2 of the Agreement shall be modified to indicate that the SEC will be notified of the change in address and officers of Eurosoft Corp.

     5. The following words are deleted from the last sentence of Paragraph 3 of the Agreement: "have not taken any action to".

     6. Paragraph 5 shall be amended to read as follows: All of the representations, warranties and covenants of the parties contained in this Agreement regarding indemnification shall survive the consummation of the transactions contemplated hereby.

     7. The parties hereto acknowledge and agree that they have read this Amendment in its entirety and that the terms hereof are fair, adequate and just. The parties hereto acknowledge that they have had the right and opportunity to review this Amendment and to have this Agreement reviewed by independent legal counsel of their choice and their signatures, affixed hereto, indicate their acceptance of the terms and conditions hereof as their voluntary acts and deeds.

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     8.   If there shall be a conflict of terms between the Agreement and the terms of this Amendment, the terms of this Amendment shall govern. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed individually, or by their respective officers, as the case may be, hereunto duly authorized, and entered into as of the date first above written.

                                        EUROSOFT CORP.

                                        BY: /s/ William H. Luckman
                                        --------------------------------
                                                William H. Luckman
                                                Senior Vice President

                                        /s/ Stephen H. Durland
                                        --------------------------------
                                                STEPHEN H. DURLAND

                                        DURLAND & COMPANY

                                        BY: /s/ Stephen H. Durland
                                        --------------------------------
                                                STEPHEN H. DURLAND